Exhibit 99.1

Golden Minerals Reports Third Quarter 2010

GOLDEN, CO, Nov 03, 2010 (MARKETWIRE via COMTEX) —

Golden Minerals Company (“Golden Minerals” or the “Company”) (NYSE Amex: AUMN) (TSX: AUM) announces results for the third quarter 2010.

Third Quarter 2010 Financial Results

For the third quarter 2010, Golden Minerals recorded a net loss of $10.3 million, which included $4.0 million of expense related to the El Quevar project, $3.8 million of exploration expense and $1.9 million of administrative expense.

At September 30, 2010, Golden Minerals’ aggregate cash and short-term investments totaled $30.6 million, which included $30.3 million of cash and cash equivalents and $0.3 million in short term investments. Giving effect to the net proceeds of the Company’s public offering and private placement which closed on October 22, 2010, the Company’s cash and short-term investments included an additional $103.0 million, for a total of $133.6 million of cash and cash equivalents on a pro forma basis at September 30, 2010.

Golden Minerals closed a public offering of 4,663,250 shares of the Company’s common stock, including 608,250 shares issued upon full exercise of the underwriters’ over-allotment option, at a public offering price of US$18.50 per share. Concurrent with the closing of the public offering, Golden Minerals closed a private placement with the Company’s largest stockholder, The Sentient Group, of an additional 1,190,031 shares of the Company’s common stock at the public offering price of US$18.50 per share. The public offering and private placement totaled 5,853,281 shares at a price of US$18.50 per share, resulting in estimated net proceeds to the Company of approximately $103.0 million after deducting underwriting discounts, placement agent fees and estimated offering expenses.

For the remainder of 2010 and through the end of 2011, pursuant to the Company’s long term business strategy, Golden Minerals expects to spend up to approximately $16.5 million to fund the completion of the initial feasibility work at the El Quevar project. The Company expects to spend approximately an additional $54 million beginning in 2011 to fund the continuation of exploration drilling, underground drifting, metallurgical studies and related technical, engineering and project assessments to further define the resource. The Company expects to spend approximately $12.5 million to fund exploration on its portfolio of exploration properties through the end of 2011. Depending on the success of the targeted exploration program and generative exploration activities, the Company could spend additional amounts for early and advanced stage drilling programs on its current or new properties. An estimated $9.0 million will be spent through the end of 2011 on general and administrative costs, working capital and other corporate purposes.

Exploration Update

During the quarter and first nine months of 2010 Golden Minerals continued to focus on defining the extent of the Yaxtche deposit and conducting feasibility work at the Company’s 100% controlled El Quevar silver project, located in the Salta province of Argentina. The Yaxtche deposit is one of 11 targets currently identified at the El Quevar project. As of mid October 2010, the Company has completed approximately 52,500 meters of diamond drilling in 254 drill holes. Of these holes, 189 were drilled to test the main Yaxtche deposit for potential mineralization. In addition, as of mid October construction of the underground decline at the Yaxtche deposit has advanced approximately 175 meters of the 225 meters expected to be required to access the zone of mineralization. The Company plans to use the production-sized decline to confirm the resource model and mining methods, and take bulk samples for additional metallurgical testing. Other ongoing work includes metallurgical testing and process design.

During the third quarter 2010 the Company determined that additional drilling is warranted at the El Quevar project to further define the extent of the resource and therefore decided to delay completion of the feasibility study originally scheduled to be completed in the fourth quarter of 2010. A larger resource base may support a higher production rate than initially contemplated. Drilling will focus on extending the Yaxtche deposit both east and west along strike, along with infill drilling. Drilling is also underway or being planned for additional targets outside of the Yaxtche deposit, including Carmen (300 meters north of Yaxtche), Mani (500 meters south of Yaxtche) and Sharon (3 kilometers north of Yaxtche). There are currently three drills operating at the El Quevar project with a fourth drill expected to be on site in the fourth quarter.

During the quarter the Company initiated drilling on the Matehaupil (Rabioso target) and La Pinta projects in northern Zacatecas state in Mexico. Sample results received from the first seven core holes out of a ten hole initial drill program at the Matehaupil project include narrow gold intercepts in three holes. RAB-10-03 intercepted 2.2 meters averaging 2.3 grams per tonne and 3.7 meters averaging 1.4 grams per tonne. RAB-10-06 intercepted 1.3 meters averaging 2.0 grams per tonne and 1.7 meters averaging 4.2 grams per tonne. RAB-10-07 intercepted 1.7 meters averaging 3.0 grams per tonne. The remaining assayed intervals were consistently of low values in gold and other metals. Assay results from additional holes at the Rabioso target are pending. Assay results have been received from the first seven holes out of a planned ten hole rotary drill program at the La Pinta project, directly south of Goldcorp’s Penasquito land position. At La Pinta the Company is selectively drilling rotary holes in an effort to identify the source of intrusive float found at the surface with anomalous base and precious metal values. Results from the first seven holes were uniformly low in gold and base metal values, and the source of the intrusive float has yet to be determined.

All drill assays and intercepts for the holes at the El Quevar project and the Matehaupil project, for which the Company has received and verified results, will be available at http://www.goldenminerals.com/.

Review by Qualified Person, Quality Control and Reports

Results of the Company’s drilling program have been reviewed, verified, and compiled under the direction of the Company’s Senior Vice President of Exploration, Robert Blakestad, M.Sc., P.Geo, L.P.G., a Qualified Person for the purpose of NI 43-101. Mr. Blakestad has over 35 years of mineral exploration experience, is a Professional Geoscientist registered in Nova Scotia and a Licensed Professional Geologist in the state of Washington.

Drill intercept lengths are down-hole lengths reflecting apparent with true widths ranging from 80% to 95% of the reported down-hole lengths widths of mineralization.

To ensure reliable sample results, Golden Minerals uses a quality assurance/quality control program that monitors the chain-of-custody of samples and includes the insertion of blanks, duplicates, and certified reference standards in each batch of samples. Core is photographed and sawn in half with one half retained in a secured facility for verification purposes. Sample preparation (crushing and pulverizing) is performed at an independent ISO 9001:2001 certified laboratory. Prepared samples are direct-shipped to ISO 9001:2001 certified laboratories. Pulp splits of mineralized intervals are re-assayed at certified independent referee laboratories.

About Golden Minerals

Golden Minerals is a Delaware corporation based in Golden, Colorado, primarily engaged in the advancement of its pipeline of exploration projects in Mexico and South America. The Company has a portfolio of 30 exploration projects, including the feasibility stage El Quevar project in the Salta Province of northwestern Argentina, and advanced stage drilling projects in Mexico and Peru. The Company’s experienced management team has proven in-house ability to explore, develop and operate mining projects.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and applicable Canadian securities laws, including statements regarding the anticipated expenditures during the remainder of 2010 and 2011 on the El Quevar project and feasibility study, targeted and generative exploration, property holding costs, and general and administrative costs. These statements are subject to risks and uncertainties, including results of exploration including exploration on additional targets at El Quevar; whether continued exploration results will support engineering and other feasibility work on El Quevar or a larger resource at El Quevar; changes in geological interpretations, including the interpretations regarding the westward extension, continuity and strike length of the Yaxtche deposit, including changes resulting from additional drilling, exploration or feasibility work; whether exploration results will be indicative of future exploration results; delays in construction of the drift at El Quevar, results of El Quevar feasibility study work, exploration at targeted projects and generative exploration, uncertainties regarding whether the results of additional exploration at the Company’s projects or feasibility work at El Quevar will be positive; unexpected increases in costs of materials and supplies used in exploration activities; fluctuations in silver and other metal prices; technical and permitting issues; title problems; and the ability and success of the Company to continue raising adequate capital and implementing its plans. Golden Minerals Company assumes no obligation to update this information. Additional risks relating to Golden Minerals Company may be found in the periodic and current reports filed with the Securities Exchange Commission by Golden Minerals Company, including the Annual Report on Form 10-K for the year ended December 31, 2009.

GOLDEN MINERALS COMPANY

CONSOLIDATED BALANCE SHEETS

(Expressed in United States dollars)

(Unaudited)

	Pro-Forma
	September 30,	September 30,	December 31,
	2010 (1)	2010	2009
	(in thousands, except share data)
Assets
Current assets
Cash and cash equivalents	$133,270	$30,268	$8,570
Investments	335	335	444
Trade receivables	—	—	1,460
Prepaid expenses and other assets	1,518	1,568	2,087
Total current assets	135,123	32,171	12,561
Property, plant and equipment, net	9,084	9,084	7,774
Assets held for sale	1,316	1,316	813
Prepaid expenses and other assets	447	447	552
Total assets	$145,970	$43,018	$21,700
Liabilities and Equity
Current liabilities
Accounts payable and other accrued liabilities	$2,624	$2,674	$2,428
Other current liabilities	67	67	63

Total current liabilities	2,691	2,741	2,491
Other long term liabilities	584	584	651

Total liabilities	3,275	3,325	3,142
Commitments and contingencies
Equity
Common stock, $.01 par value, 50,000,000 shares authorized; (15,124,567 pro-forma), 9,271,286 and 3,238,615 shares issued and outstanding	151	93	32
Additional paid in capital	183,728	80,784	37,854
Accumulated deficit	(41,197)	(41,197)	(20,276)
Accumulated other comprehensive income (loss)	13	13	154
Parent company’s
Shareholders’ equity	142,695	39,693	17,764
Noncontrolling interest in subsidiaries	—	—	794
Total equity	142,695	39,693	18,558
Total liabilities and equity	$145,970	$43,018	$21,700

(1)          The pro-forma presentation reflects the results of a public offering and private placement of common stock which the Company closed on October 22, 2010.

GOLDEN MINERALS COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Expressed in United States dollars)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	For The Period March 25, 2009 Through September 30,	For The Period January 1, 2009 Through March 24,
	2010	2009	2010	2009	2009
			(Successor)		(Predecessor)
	(in thousands, except share data)
Revenue:
Management service fees	$98	$2,652	$11,216	$6,010	$1,350
Costs and expenses:
Costs of services	(31)	(1,179)	(2,566)	(2,263)	—
Exploration expense	(3,755)	(3,598)	(9,893)	(7,067)	(3,482)
El Quevar feasibility	(4,031)	—	(10,004)	—	—
Administrative expense	(1,868)	(2,521)	(6,295)	(5,857)	(4,779)
Stock based compensation	(559)	(609)	(1,859)	(1,218)	(2,717)
Other operating income & (expenses), net	76	293	186	305	—
Depreciation, depletion and amortization	(307)	(232)	(751)	(384)	(102)
Total costs and expenses	(10,475)	(7,846)	(31,182)	(16,484)	(11,080)
Loss from operations	(10,377)	(5,194)	(19,966)	(10,474)	(9,730)
Other income and expenses:
Interest and other income	90	106	376	204	1,010
Royalty income	80	272	239	399	88
Interest and other expense	—	—	—	—	(345)
Gain (loss) on foreign currency	(65)	76	(53)	170	(13)
Gain on extingushment of debt	—	—	—	—	248,165
Loss on auction rate securities	—	(867)	—	(2,199)	(828)
Reorganization costs, net	—	(249)	—	(917)	(3,683)
Fresh start accounting adjustments	—	—	—	—	9,122
Total other income and expenses	105	(662)	562	(2,343)	253,516
Income (loss) from continuing operations before income (taxes) benefit	(10,272)	(5,856)	(19,404)	(12,817)	243,786
Income taxes	20	(284)	(1,517)	(497)	(165)
Net income (loss) from continuing operations	(10,252)	(6,140)	(20,921)	(13,314)	243,621
Income (loss) from discontinued operations	—	—	—	—	(4,153)
Net income (loss)	$(10,252)	$(6,140)	$(20,921)	$(13,314)	$239,468
Net (income) loss attributable to noncontrolling interest	$—	$—	$—	$—	$(7,869)
Net income (loss) attributable to the Successor/ Predecessor shareholders	$(10,252)	$(6,140)	$(20,921)	$(13,314)	$231,599
Other comprehensive loss:
Unrealized gain (loss) on securities	$(74)	$(666)	$(141)	$160	$940
Comprehensive income (loss) attributable to Successor/ Predecessor shareholders	$(10,326)	$(6,806)	$(21,062)	$(13,154)	$232,539
Net income (loss) per Common/ Ordinary Share - basic
Income (loss) from continuing operations attributable to the Successor/ Predecessor shareholders	$(1.15)	$(2.06)	$(2.81)	$(4.46)	$4.13
Discontinued operations attributable to the Successor/ Predecessor shareholders	—	—	—	—	(0.20)
Income (loss) attributable to the Successor/ Predecessor shareholders	$(1.15)	$(2.06)	$(2.81)	$(4.46)	$3.93
Net income (loss) per Common/ Ordinary Share - diluted
Income (loss) from continuing operations attributable to the Successor/ Predecessor shareholders	$(1.15)	$(2.06)	$(2.81)	$(4.46)	$(0.06)
Discontinued operations attributable to the Successor/ Predecessor shareholders	—	—	—	—	(0.17)
Income (loss) attributable to the Successor/ Predecessor shareholders	$(1.15)	$(2.06)	$(2.81)	$(4.46)	$(0.23)
Weighted average Common Stock/ Ordinary Shares outstanding - basic	8,919,536	2,987,735	7,455,303	2,987,735	59,000,832
Weighted average Common Stock/ Ordinary Shares outstanding - diluted	8,919,536	2,987,735	7,455,303	2,987,735	69,171,400

For additional information please visit http://www.goldenminerals.com/ or contact:

Golden Minerals Company

Jerry W. Danni

(303) 764-9160

Executive Vice President

SOURCE: Golden Minerals Company

http://www.goldenminerals.com